EXHIBIT 16.1
                 [Arnold, Walker, Arnold & Co., P.C. letterhead]



                                February 24, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read Item 4 of Amendment No. 1 to Guaranty Bancshares, Inc.'s Form 8-K dated January 19, 2000 and are in agreement with the statements contained therein.

                                          Very truly yours,

                                          /s/ Arnold, Walker, Arnold & Co., P.C.

                                              Arnold, Walker, Arnold & Co., P.C.